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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  Malan Realty
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                (Name of Registrant as Specified in Its Charter)
                                  Malan Realty
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                   [MALAN REALTY INVESTORS, INC. LETTERHEAD]


                                                                  April 11, 2000

                    DO NOT SIGN KENSINGTON'S GOLD PROXY CARD
                    ONLY VOTE THE WHITE CARD FROM YOUR BOARD

DEAR SHAREHOLDER:

     A few days ago, you should have received Malan Realty Investors' Annual Report, along with the proxy statement and proxy card solicited by your Board of Directors for the May 10 Annual Meeting.

     As you may be aware, Kensington Investment Group of Orinda, California threatened to launch a proxy contest to take control of your REIT's Board of Directors. In order to avoid the expense and disruption to the company and all shareholders, your Board offered to add a Kensington representative to the Board. This offer was refused and Kensington is now embarking on this extreme course of action.

     You may shortly receive proxy material and a GOLD proxy card from Kensington seeking your vote to elect their slate of hand-picked nominees to the Malan Board. PLEASE DISCARD ANY GOLD PROXY CARD SENT TO YOU BY KENSINGTON. INSTEAD, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

                   WE STRONGLY URGE YOU TO REJECT THEIR SLATE

     Despite Kensington's claim that its nominees have "over 75 years" of relevant experience, none of the Kensington nominees has any apparent experience in the management of shopping centers -- Malan's principal business.

     IN FACT ONE OF THEIR NOMINEES - PAUL GRAY - VOLUNTARILY FILED FOR CHAPTER 7 BANKRUPTCY IN 1991.

     Ask yourself who is better prepared to act in the best interest of Malan's shareholders - Kensington's nominees, who lack experience in Malan's principal business (and in the case of Paul Gray, a nominee who has declared bankruptcy) or your current directors, WHO HAVE AN INTIMATE KNOWLEDGE OF YOUR COMPANY'S OPERATIONS AND PROPERTIES AND WELL OVER 50 YEARS OF EXPERIENCE IN THE REAL ESTATE MARKET.

     Your Board owns over 5% of Malan's outstanding stock (not including options) and therefore shares your goal of seeing the value of our Malan investment increase and ensuring the payment of future dividends.

     By contrast, Kensington and its nominees own NO Malan shares. Kensington, as a fee-collecting investment advisor with voting and dispositive control over their clients' accounts, is required to disclose their clients' cumulative ownership. Keep in mind that Kensington's obligation is to their clients, from whom, we believe, they would want to continue collecting fees. Your Board is responsible to all Malan shareholders.

              DELIVERING VALUE - PAST PERFORMANCE AND FUTURE PLANS

     Your Board of Directors, in spite of the distractions of this proxy contest, remains focused on a business plan that we believe will deliver value to all our shareholders:

      - In a difficult REIT environment, we continue to take the necessary steps to continue to be able to make dividend distributions at $1.70 per share per year - AN UNBROKEN PAYMENT HISTORY OF 22 CONSECUTIVE QUARTERS SINCE OUR 1994 IPO.







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-    THE BOARD AND MANAGEMENT HAVE BUILT A RECORD OF THREE CONSECUTIVE YEARS OF
     GROWTH IN REVENUE AND FUNDS FROM OPERATIONS (FFO) BY REDUCING COSTS, IMPROVING OPERATING PERFORMANCE AND MAKING STRATEGIC PROPERTY ACQUISITIONS AND DIVESTITURES.

- THE CUMULATIVE TOTAL RETURN TO MALAN SHAREHOLDERS HAS EXCEEDED THE NAREIT EQUITY REIT TOTAL RETURN INDEX FOR THE LAST THREE YEAR PERIOD AND FIVE YEAR PERIOD ENDED DECEMBER 31, 1999.

- We continue to seek a strong and diversified tenant base, high quality anchors, and new properties that will be accretive to FFO and provide a superior return on investment.

- The Board is proud of the fact that all acquisitions made since the IPO have satisfied these goals. New retailers added over the last few years include Wal-Mart, Best Buy, OfficeMax, Sports Authority, Staples and Target.

- The Company has successfully redeployed capital to repurchase shares of common stock in 1996 and its convertible debentures in 1998 and 1999 at a substantial discount to par value.

     While the Company's business strategy has resulted in growth in earnings, improved funds from operations and maintenance of the dividend, we share the concerns of all shareholders regarding recent low share prices. The Board has therefore retained Prudential Securities to explore with management the full range of property and capital market strategies.

     It is well recognized that the current environment for REIT stocks is a difficult one. Even Kensington's leader John Kramer stated in a recent newsletter to his investors that "market sentiment towards REITs has never been lower" and "it's difficult to think of another market sector that's experiencing more disconnect between perception and reality."

     In spite of these challenges Malan continues to look at opportunities and remains open to any and all strategic alternatives that will maximize shareholder value. We will keep you informed of further developments.

     In the meantime, throw away any card sent to you by Kensington or their agents. DO NOT EVEN SEND BACK A GOLD CARD VOTING AGAINST THE KENSINGTON NOMINEES - IT MAY REVOKE AN EARLIER CARD YOU VOTED WITH MANAGEMENT. IF YOU HAVE RETURNED THE GOLD CARD, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CARD TO SUPPORT YOUR COMPANY'S DIRECTORS.

                     REJECT KENSINGTON'S HAND-PICKED SLATE.
                VOTE THE WHITE CARD TODAY TO RE-ELECT YOUR BOARD

     We appreciate your continued support and ask for your patience during the coming weeks. We will continue to update you on developments in the proxy contest - and set the record straight if we believe the Board's position has been misrepresented. You are also likely to receive more mailings and phone calls from Kensington or their proxy solicitor. If you have any questions about Malan or your investment, please call our investor relations department at (800) 452-3076 or MacKenzie Partners, Inc., which is assisting us in this matter, at
(800) 322-2885 Toll-Free.

                            Sincerely,


/s/ Anthony S. Gramer       /s/ Michael K. Kaline     /s/ Elliott J. Broderick
---------------------       ---------------------     ------------------------
Anthony S. Gramer           Michael K. Kaline         Elliott J. Broderick
President and CEO           Vice President            Chief Accounting
                                                      Officer